18400 Von Karman Avenue
Suite 700
Irvine, CA 92612-1055
T 949.553.1600
F 949.553.0168
W www.grantthornton.com

Grant Thornton LLP
US Member of Grant Thornton International
Accountants and Business Advisors

April 24, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Re:	JMAR Technologies, Inc.

File No. 1-10515

Dear Sir or Madam:

1. We have read Item 4.01 of the Form 8-K/A of JMAR Technologies, Inc. dated April 13, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP